POWER OF ATTORNEY


     We, the undersigned directors of EXTEN INDUSTRIES, INC., do hereby constitute and appoint W. Gerald Newmin, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

Signatures                Title                                       Date
----------                ----------------------------------      -------------

/s/  W. Gerald Newmin     Chief Executive Officer, Secretary      June 27, 2000
---------------------     and Chairman of the Board
W. Gerald Newmin


/s/  Jerry G. Simek       President, Chief Operating Officer,     June 27, 2000
---------------------     Treasurer and Director
Jerry G. Simek


/s/  Farrest Loper        Director                                June 29, 2000
---------------------
Farrest Loper


/s/  Ed Sigmond           Director                                June 28, 2000
---------------------
Ed Sigmond

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